Rule 424(b)(2)
                                                    Registration No. 333-75723


PRICING SUPPLEMENT NO. 38 dated January 10, 2001
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                           LEHMAN BROTHERS HOLDINGS INC.
                            Medium-Term Notes, Series F
                 Due Nine Months or More From the Date of Issue
                               (Floating Rate Coupon)

Cusip No.:                      52517PRN3

Principal Amount:               $50,000,000.00

Net Proceeds:                   $49,875,000.00

Price to Public:                100.0%

Agent's Commission:             .25%

Original Issue Date:            01/12/01

Interest Index:                 Average of daily Fed Funds effective rate,
                                Telerate p. 120, calculated on a weighted basis.

Spread:                         0.54%

Initial Interest Rate:          Interest index posted on 01/10/01, plus spread

Interest Payment Period:        Quarterly on the 12th

Interest Reset Dates:           Same as interest payment dates

Interest
Determination Dates:            Two New York business days prior to each
                                Interest Reset Date

Interest Payment Dates:         Quarterly on the 12th, commencing on 03/12/01,
                                subject to modified business day
                                convention

Maturity Date:                  01/13/03

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/John Buckley
Name: John Buckley
Title: Authorized Signatory